EXHIBIT 99.1

www.nts.com

NEWS RELEASE for July 21, 2011 at 6:00 A.M. ET

Contact: Allen & Caron Inc	National Technical Systems
Jill Bertotti (investors)	Raffy Lorentzian, Sr. Vice President, CFO
jill@allencaron.com	raffy.lorentzian@nts.com
Len Hall (media)	Aaron Cohen, Vice Chairman
len@allencaron.com	aaron.cohen@nts.com
(949) 474-4300	(818) 591-0776

National Technical Systems Appoints Justin C. Jacobs to Board of Directors

CALABASAS, CA, (July 21, 2011)…National Technical Systems Inc. (NASDAQ: NTSC) (NTS), a leading provider of testing and engineering services, announced today the appointment of Justin C. Jacobs to its Board of Directors.  Mr. Jacobs' appointment fills a vacancy that was created when Jack Lin, Ph.D., resigned from the Board of Directors on April 7, 2011.

"We are extremely pleased to have Justin on the Board," said Donald J. Tringali, Chairman of the Board.  "Justin brings a wealth of financial and operational experience to the Board.  With a 15 year career in the investment industry, Justin will bring a valued perspective to our Board, particularly as we look to execute on our strategy of consolidation in the market through strategic acquisitions."

“As a representative of the single largest shareholder in NTS, we feel his perspective is important as we continue to execute on our strategy to maximize value for all shareholders,” added Mr. Tringali.

Mr. Jacobs is a managing director at Mill Road Capital Partners L.P., a private investment firm focused on investing in and partnering with publicly traded micro-cap companies in the U.S. and Canada.  Prior to joining Mill Road Capital,  Mr. Jacobs worked at LiveWire Capital, an investment and management group focused on control and operationally-intensive buy-outs of small companies.  Prior to LiveWire, Jacobs was an investment professional in the private equity group of The Blackstone Group.  He is currently a member of the Board of Directors of Galaxy Nutritional Foods

"NTS has made significant progress in the market over the past few years,” said Mr. Jacobs.  “I look forward to helping the company continue its growth and deliver significant value to its shareholders."

Under the terms of a Securities Purchase Agreement with Mill Road, dated June 27, 2011, the Company  agreed to allow Mill Road to designate a person to sit on the NTS Board of Directors.   Jacobs will serve as the initial Mill Road designee.

Mr. Jacobs was appointed to serve as a Class II director, whose initial term will expire in 2013.  In connection with the appointment two of our current directors voluntarily agreed to change their class and shorten their existing terms.  John Foster has moved from a Class II director (term expiring in 2013) to a Class I director (term expiring in 2012).  John Gibbons has moved from a Class I director (term expiring in 2012) to a Class III director (term expiring in 2011).  The changes in classification we made to assure Mill Road that their designee would serve a full term.

About National Technical Systems
National Technical Systems, Inc. is a leading provider of testing and engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit the Company’s website at www.nts.com or call 800-270-2516.

National Technical Systems, Inc. Corporate Headquarters

24007 Ventura Boulevard, Suite 200, Calabasas, CA 91302	Main: 818-591-0776 Fax: 818-591-0899

Forward-Looking Statements
The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the Company’s services and products and other risks identified in the Company’s SEC filings.  Actual results, events and performance may differ materially.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

# # # #